Exhibit 99.1

NEWS RELEASE May 1, 2019

Tetra Tech Reports Record Second Quarter 2019 Results

•     Record net revenue of $585 million, up 10% Y/Y

•     Record backlog of $2.81 billion, up 12% Y/Y

•     EPS $1.00; adjusted EPS $0.70, up 30% Y/Y

•     Increased quarterly dividend by 25% to $0.15

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the second quarter ended March 31, 2019.

Second Quarter Results

Tetra Tech achieved its best quarterly results in the Company’s history with record revenue, income, cash flow and backlog.  Revenue in the second quarter totaled $723 million.  Revenue, net of subcontractor costs(1) (net revenue), in the second quarter totaled $585 million, up organically 10% year-over-year.  Operating income for the second quarter was $48 million, up 11% year-over-year.  EPS was $1.00 on a GAAP basis, up 96% year-over-year; however, excluding a non-recurring tax benefit, adjusted EPS(1) was $0.70, up 30% year-over-year.  Backlog at the end of the quarter was a record $2.81 billion, up 12% year-over-year.  Record cash flow from operations was $115 million, up 41% year-over-year.

Quarterly Dividend and Share Repurchase Program

On April 29, 2019, Tetra Tech’s Board of Directors declared a 25% increase in the quarterly dividend, raising it to $0.15 per share payable on May 31, 2019 to stockholders of record as of May 15, 2019.  In the second quarter, Tetra Tech repurchased $25 million of common stock.  Additionally, as of March 31, 2019, the Company had $175 million remaining under the approved share repurchase program.

Comments on Results

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “Tetra Tech had another strong quarter, exceeding the high end of our guidance range for both net revenue and earnings.  Our double-digit organic growth for the quarter was driven by continued strong demand across our end-markets for our consulting and engineering services focused on water, renewable energy, and sustainable infrastructure.  The addition of eGlobalTech further advances our growth strategy and the integration of emerging technology into our high-end consulting services for our clients. Given the strength of our results and record backlog of more than $2.8 billion, we are increasing our guidance for both EPS and net revenue for fiscal 2019.”

(1)  Net revenue and adjusted EPS are non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to Reconciliation of Revenue and Operating Results tables.

Six-Month Results

Revenue for the six-month period was $1.4 billion, and net revenue was $1.1 billion, up 6% compared to the same period in fiscal 2018. Operating income for the six-month period was $103 million and EPS was $1.74, up 13% and 32%, respectively, compared to the same period in fiscal 2018.  On an adjusted basis, EPS totaled $1.40, up 19% year-over-year.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects EPS for the third quarter of fiscal 2019 to range from $0.75 to $0.80.  Net revenue for the third quarter is expected to range from $575 million to $625 million.  For fiscal 2019, Tetra Tech is increasing its EPS guidance and now expects adjusted EPS to be in the range of $2.95 to $3.05. For fiscal 2019, Tetra Tech expects net revenue to range from $2.3 billion to $2.4 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter of fiscal 2019 results through a link posted on the Company’s website at tetratech.com on May 2, 2019 at 8:00 a.m. (PT).

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Reconciliation of Revenue and Operating Results

In thousands (except EPS data)

	Three Months Ended			Six Months Ended
	March 31, 2019	April 1, 2018	% Y/Y	March 31, 2019	April 1, 2018	% Y/Y

Revenue	$722,621	$700,262	3%	$1,440,052	$1,460,010	(1)%
Subcontractor costs	(137,237)	(167,469)		(301,305)	(382,370)
Net revenue	$585,384	$532,793	10%	$1,138,747	$1,077,640	6%

EPS	$1.00	$0.51	96%	$1.74	$1.32	32%
Earn-out expense	0.01	0.03		0.01	0.03
RCM	0.08	—		0.08	0.01
Non-recurring tax benefits	(0.39)	—		(0.43)	(0.18)
Adjusted EPS	$0.70	$0.54	30%	$1.40	$1.18	19%

About Tetra Tech

Tetra Tech is a leading, global provider of high-end consulting and engineering services.  We are differentiated by Leading with Science® to provide innovative technical solutions to our clients.  We support global commercial and government clients focused on water, environment, infrastructure, resource management, energy, and international development.  With more than 18,000 associates worldwide, Tetra Tech provides clear solutions to complex problems.  For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:

Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the year ended September 30, 2018, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2019, as well as in Tetra Tech’s other filings with the SEC.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results.  However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures.  In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

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Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	March 31, 2019	September 30, 2018

Assets
Current assets:
Cash and cash equivalents	$130,728	$146,185
Accounts receivable - net	629,597	694,221
Contract assets	157,918	142,882
Prepaid expenses and other current assets	71,999	56,003
Income taxes receivable	8,178	11,089
Total current assets	998,420	1,050,380

Property and equipment - net	41,660	43,278
Investments in unconsolidated joint ventures	3,536	3,370
Goodwill	827,676	798,820
Intangible assets - net	11,698	16,123
Deferred tax assets	30,581	8,607
Other long-term assets	38,294	38,843
Total assets	$1,951,865	$1,959,421

Liabilities and Equity
Current liabilities:
Accounts payable	$135,393	$160,222
Accrued compensation	156,079	180,153
Contract liabilities	154,609	143,270
Income taxes payable	1,877	8,272
Promissory note	24,688	—
Current portion of long-term debt	12,551	12,599
Current contingent earn-out liabilities	20,026	13,633
Other current liabilities	119,219	99,944
Total current liabilities	624,442	618,093

Deferred tax liabilities	25,622	30,166
Long-term debt	231,332	264,712
Long-term contingent earn-out liabilities	25,869	21,657
Other long-term liabilities	53,995	57,693

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at March 31, 2019 and September 30, 2018	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 54,947 and 55,349 shares at March 31, 2019 and September 30, 2018, respectively	549	553
Additional paid-in capital	111,277	148,803
Accumulated other comprehensive loss	(148,217)	(127,350)
Retained earnings	1,026,836	944,965
Tetra Tech stockholders’ equity	990,445	966,971
Noncontrolling interests	160	129
Total stockholders’ equity	990,605	967,100
Total liabilities and stockholders’ equity	$1,951,865	$1,959,421

Tetra Tech, Inc.

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,	April 1,	March 31,	April 1,
	2019	2018	2019	2018

Revenue	$722,621	$700,262	$1,440,052	$1,460,010
Subcontractor costs	(137,237)	(167,469)	(301,305)	(382,370)
Other costs of revenue	(488,913)	(441,368)	(943,592)	(892,070)
Gross profit	96,471	91,425	195,155	185,570
Selling, general and administrative expenses	(48,898)	(46,791)	(91,871)	(92,347)
Contingent consideration - fair value adjustments	(28)	(1,918)	(28)	(1,918)
Income from operations	47,545	42,716	103,256	91,305
Interest expense	(3,164)	(4,092)	(6,061)	(7,252)
Income before income tax benefit (expense)	44,381	38,624	97,195	84,053
Income tax benefit (expense)	11,563	(9,877)	781	(9,254)
Net income	55,944	28,747	97,976	74,799
Net income attributable to noncontrolling interests	(33)	(22)	(69)	(40)
Net income attributable to Tetra Tech	$55,911	$28,725	$97,907	$74,759

Earnings per share attributable to Tetra Tech:
Basic	$1.01	$0.51	$1.77	$1.34
Diluted	$1.00	$0.51	$1.74	$1.32

Weighted-average common shares outstanding:
Basic	55,143	55,841	55,237	55,900
Diluted	55,985	56,673	56,161	56,825

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	March 31,	April 1,
	2019	2018

Cash flows from operating activities:
Net income	$97,976	$74,799

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,731	20,312
Equity in income of unconsolidated joint ventures, net of distributions	(193)	(562)
Amortization of stock-based awards	8,595	8,705
Deferred income taxes	(26,092)	(10,100)
Provision for doubtful accounts	9,878	2,390
Fair value adjustments to contingent consideration	28	1,918
Gain on sale of property and equipment	(223)	(1,205)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable and contract assets	48,041	(42,912)
Prepaid expenses and other assets	(16,007)	(15,528)
Accounts payable	(26,908)	(26,460)
Accrued compensation	(29,604)	(11,453)
Contract liabilities	5,114	15,367
Other liabilities	17,863	9,535
Income taxes receivable/payable	(3,951)	(1,213)
Net cash provided by operating activities	99,248	23,593
		—
Cash flows from investing activities:
Capital expenditures	(7,178)	(4,565)
Payments for business acquisitions, net of cash acquired	3,545	(64,451)
Proceeds from sale of property and equipment	250	1,651
Net cash used in investing activities	(3,383)	(67,365)

Cash flows from financing activities:
Repayments on long-term debt	(162,092)	(62,109)
Proceeds from borrowings	128,717	180,026
Payments of contingent earn-out liabilities	(11,067)	(854)
Repurchases of common stock	(50,000)	(50,000)
Taxes paid on vested restricted stock	(6,802)	(8,819)
Dividends paid	(13,270)	(11,172)
Stock options exercised	3,834	11,945
Net cash (used in) provided by financing activities	(110,680)	59,017

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(645)	(2,047)

Net (decrease) increase in cash, cash equivalents and restricted cash	(15,460)	13,198
Cash, cash equivalents and restricted cash at beginning of period	148,884	192,690
Cash, cash equivalents and restricted cash at end of period	$133,424	$205,888

Supplemental information:
Cash paid during the period for:
Interest	$6,057	$6,895
Income taxes, net of refunds received of $0.9 million and $0.3 million	$30,707	$20,151

Supplemental disclosures of noncash investing activities:
Issuance of promissory note for business acquisition	$24,688	$—

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$130,728	$203,177
Restricted cash	2,696	2,711
Total cash, cash equivalents and restricted cash	$133,424	$205,888